Exhibit 99.1

Contact:
Peter Kuipers	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664, ext. 6180	Mountain View, CA 94043
Peter.kuipers@omnicell.com

Omnicell Reports Earnings for Fiscal Year and Fourth Quarter 2015

Record quarterly revenue of $130.3 million, representing 7.2% year over year growth
Record yearly revenue of $484.6 million, representing 9.9% year over year growth
Record quarterly Non-GAAP diluted EPS of $0.40, representing 11.1% quarter over quarter growth

MOUNTAIN VIEW, Calif. -- February 4, 2016 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its fiscal year and fourth quarter ended December 31, 2015.

GAAP results: Revenue for the fourth quarter of 2015 was $130.3 million, up $5.1 million or 4.1% from the third quarter of 2015, and up $8.8 million or 7.2% from the fourth quarter of 2014. Revenue for the year ended December 31, 2015 was $484.6 million, up $43.7 million or 9.9% from the year ended December 31, 2014.

Fourth quarter 2015 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $7.7 million, or $0.21 per diluted share. This compares to GAAP net income of $8.0 million, or $0.22 per diluted share, for the third quarter of 2015, and GAAP net income of $9.2 million, or $0.25 per diluted share, for the fourth quarter of 2014.

GAAP net income for the year ended December 31, 2015 was $30.8 million, or $0.84 per diluted share, which includes a $3.4 million gain on business combination of an equity investment. GAAP net income was $30.5 million, or $0.83 per diluted share, for the year ended December 31, 2014.

Non-GAAP results: Non-GAAP net income for the fourth quarter of 2015 was $14.4 million, or $0.40 per diluted share, excluding $3.7 million of stock-based compensation expense, $1.2 million, net of tax effect of $0.7 million, of amortization expense for all intangible assets associated with past acquisitions and $2.0 million, net of tax effect of $0.9 million, of acquisition expenses associated with the Aesynt acquisition. This compares to non-GAAP net income of $14.3 million, or $0.39 per diluted share, for the fourth quarter of 2014. Non-GAAP net income for the fourth quarter of 2014 excluded $4.2 million of stock-based compensation expense and $0.9 million, net of tax effect of $0.4 million, of amortization expense for all intangible assets associated with past acquisitions. Fourth quarter 2015 results compare to non-GAAP net income of $13.2 million, or $0.36 per diluted share, for the third quarter of 2015. Non-GAAP net income for the third quarter of 2015 excludes $4.0 million of stock-based compensation expense and $1.2 million, net of tax effect of $0.8 million, of amortization expense for all intangible assets associated with past acquisitions.

Non-GAAP net income for the year ended December 31, 2015 was $48.7 million, or $1.33 per diluted share. Non-GAAP net income for the year ended December 31, 2015 excludes $14.9 million of stock-based compensation expense, $4.5 million, net of tax effect of $2.4 million of amortization expense for all intangible assets associated with past acquisitions and $2.0 million net of tax effect of $0.9 million, of acquisition expenses associated with the Aesynt acquisition. Non-GAAP net income for the year ended December 31, 2015 also excludes a $3.4 million gain on business combination of an equity investment in Avantec. Non-GAAP net income for the year ended December 31, 2014 was $46.1 million, or $1.26 per diluted share, excluding $12.8 million of stock-based compensation expense and $2.8 million, net of tax effect of $1.7 million of amortization expense for all intangible assets associated with our business acquisitions.

Total bookings for the year ended December 31, 2015 were $392.3 million and total bookings for the year ended December 31, 2014 were $364.0 million.

“I am pleased with the company’s performance and our consistent track record,” said Randall Lipps, Omnicell president, chairman and CEO. “For eleven consecutive years we have increased our market share and gained new thought leading customers every quarter. Together with our customers, we are consistently delivering state of the art medication management and workflow efficiency for caregivers and better healthcare for patients. These record-setting results provide great momentum for us in 2016.”

2016 Guidance:
The guidance is inclusive of the recently acquired Aesynt business:

For the year 2016, we project product bookings to be between $540 and $560 million, revenue to be between $695 and $715 million. We expect non-GAAP earnings to be between $1.50 and $1.60 per share, and non-GAAP operating margins to be approximately 12.7%. For the year 2016 expected non-GAAP results include approximately $10 million of integration expenses, primarily related to our acquisition of Aesynt, and approximately $6 million of interest expense related to the loan facility used to finance the Aesynt acquisition. We expect our annual effective tax rate to be 38% of GAAP earnings.

For the first quarter of 2016 we expect revenue to be between $165 and $170 million and expected Non-GAAP EPS to be between $0.25 and $0.28 per share.

Reporting Segments

As previously reported, beginning the first quarter of 2015, Omnicell enhanced the management of its business, operating structure and segment reporting structure by excluding certain corporate-level costs from our reporting segments based on how the Chief Operating Decision Maker (“CODM”) reviews the business. Corporate-level costs may include expenses related to executive management, finance and accounting, human resources, legal, training and development, and certain administrative expenses. Omnicell's CODM allocates resources and evaluates the performance of our segments using information about its revenues, gross profit and income from operations, excluding certain costs which are managed separately at the corporate level.

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, February 4, 2016 at 2:30 p.m. PT to discuss fourth quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 27500940. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 5:30 p.m. PT and will be available until 11:59 p.m. PT on February 18, 2016. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 27500940.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been creating innovative solutions to improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software for medication and supply management across the entire health care continuum—from the acute care hospital setting, to post-acute skilled nursing and long-term care facilities, to the patient's home.
Approximately 4,000 customers worldwide use Omnicell automation and analytics solutions to increase operational efficiency, reduce medication errors, deliver actionable intelligence and improve patient safety. The recent acquisition of Aesynt adds distinct capabilities, particularly in central pharmacy and IV robotics, creating the broadest medication management product portfolio in the industry.
The Omnicell SureMed solution provides innovative medication adherence packaging to help reduce costly hospital readmissions. In addition, these solutions enable approximately 7,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.
For more information about Omnicell, Inc. please visit www.omnicell.com.

 Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to Omnicell’s momentum, pipeline and new sales opportunities, profit and revenue growth, and the success of Omnicell’s strategy for growth, including differentiated products, expansion into new markets and targeted acquisitions. Risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long term care to home care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, the ability of the company to improve sales productivity to grow product bookings, to develop new products and to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, Compensation - Stock Compensation (ASC 718) as non-GAAP adjustments in each period.

b) Intangible assets amortization from business acquisitions. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

c) Acquisitions related expenses. We excluded from our non-GAAP results the expenses which are related to the recent acquisitions. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these acquisition related expenses provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies. Further, these expenses are not considered by management to reflect the core performance of the business and therefore are excluded from our non-GAAP results.

d) Gain on business combination of an equity investment. We excluded from our non-GAAP results the gain on a minority equity investment in a private company, Avantec, which was recognized in relation to the acquisition by Omnicell of the remainder of the company. This non-cash gain is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock compensation plans.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense, as well as excluding certain other non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

· Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

· Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended			Years Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues:
Product	$104,193	$100,941	$100,291	$388,397	$360,344
Services and other revenues	26,123	24,293	21,250	96,162	80,556
Total revenues	130,316	125,234	121,541	484,559	440,900
Cost of revenues:
Cost of product revenues	55,099	51,700	49,005	198,418	173,419
Cost of services and other revenues	10,137	9,831	8,757	38,211	33,621
Total cost of revenues	65,236	61,531	57,762	236,629	207,040
Gross profit	65,080	63,703	63,779	247,930	233,860
Operating expenses:
Research and development	9,219	9,176	8,132	35,160	27,802
Selling, general and administrative	43,891	40,668	42,173	167,581	156,475
Gain on business combination	—	—	—	(3,443)	—
Total operating expenses	53,110	49,844	50,305	199,298	184,277
Income from operations	11,970	13,859	13,474	48,632	49,583
Interest and other income (expense), net	(753)	(646)	(77)	(2,388)	(1,079)
Income before provision for income taxes	11,217	13,213	13,397	46,244	48,504
Provision for income taxes	3,562	5,177	4,162	15,484	17,986
Net income	$7,655	$8,036	$9,235	$30,760	$30,518
Net income per share:
Basic	$0.22	$0.22	$0.26	$0.86	$0.86
Diluted	$0.21	$0.22	$0.25	$0.84	$0.83
Weighted average shares outstanding:
Basic	35,482	35,806	35,697	35,857	35,650
Diluted	36,172	36,613	36,585	36,718	36,622

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$82,217	$125,888
Accounts receivable, net	107,957	82,763
Inventories	46,594	31,554
Prepaid expenses	19,586	23,518
Deferred tax assets*	—	12,446
Other current assets	7,774	7,215
Total current assets	264,128	283,384
Property and equipment, net	32,309	36,178
Long-term net investment in sales-type leases	14,484	10,848
Goodwill	147,906	122,720
Intangible assets, net	89,665	82,667
Long-term deferred tax assets	2,361	1,144
Other long-term assets	27,894	23,273
Total assets	$578,747	$560,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,646	$19,432
Accrued compensation	18,195	19,874
Accrued liabilities	30,133	19,299
Deferred service revenue	27,948	25,167
Deferred gross profit	25,708	28,558
Total current liabilities	124,630	112,330
Deferred service revenue, long-term	17,975	20,308
Long-term deferred tax liabilities	21,822	30,454
Other long-term liabilities	11,932	7,024
Total liabilities	176,359	170,116
Stockholders’ equity:
Total stockholders’ equity	402,388	390,098
Total liabilities and stockholders’ equity	$578,747	$560,214

* In Q4 2015, the Company prospectively adopted ASU No. 2015-17, which required the reclassification of deferred tax assets and liabilities from current to non-current on its Consolidated Balance Sheets.

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Years Ended
	2015	2014
Operating Activities
Net income	$30,760	$30,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,639	20,272
Loss on disposal of fixed assets	238	167
Impairment of equity investments	—	350
Gain on business combination	(3,443)	—
Provision for receivable allowance	354	941
Share-based compensation expense	14,921	12,785
Income tax benefits from employee stock plans	4,535	5,370
Excess tax benefits from employee stock plans	(4,724)	(5,834)
Provision for excess and obsolete inventories	369	542
Deferred income taxes	(1,092)	1,402
Changes in operating assets and liabilities:	—	—
Accounts receivable, net	(18,295)	(22,799)
Inventories	(10,401)	1,418
Prepaid expenses	4,049	(4,296)
Other current assets	638	53
Net investment in sales-type leases	(4,661)	1,048
Other long-term assets	496	297
Accounts payable	(2,841)	1,611
Accrued compensation	(2,032)	270
Accrued liabilities	5,456	5,512
Deferred service revenue	(2,880)	5,086
Deferred gross profit	(2,641)	8,601
Other long-term liabilities	(683)	1,849
Net cash provided by operating activities	33,762	65,163
Investing Activities
Acquisition of intangible assets, intellectual property and patents	(415)	(327)
Software development for external use	(12,132)	(10,353)
Purchases of property and equipment	(7,542)	(11,922)
Business acquisition, net of cash acquired	(25,507)	(20,723)
Net cash used in investing activities	(45,596)	(43,325)
Financing Activities
Proceeds from issuances under stock-based compensation plans	17,091	21,795
Employees' taxes paid related to restricted stock units	(3,627)	(3,744)
Common stock repurchases	(50,021)	(24,091)
Excess tax benefits from employee stock plans	4,724	5,834
Net cash used in financing activities	(31,833)	(206)
Effect of exchange rate changes on cash and cash equivalents	(4)	(275)
Net (decrease) increase in cash and cash equivalents	(43,671)	21,357
Cash and cash equivalents at beginning of period	125,888	104,531
Cash and cash equivalents at end of period	$82,217	$125,888

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended			Years Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$7,655	$8,036	$9,235	$30,760	$30,518
Adjustments:
Share-based compensation expense:
Cost of revenues	481	581	483	2,111	1,456
Operating expenses	3,173	3,385	3,692	12,810	11,329
Total share-based compensation expense (a)	3,654	3,966	4,175	14,921	12,785
Amortization of acquired intangibles:
Cost of revenues	547	570	368	2,016	1,472
Operating expenses	1,354	1,408	865	4,904	3,003
Gross amortization of acquired intangibles:	1,901	1,978	1,233	6,920	4,475
Income tax effect (b)	(745)	(775)	(383)	(2,448)	(1,654)
Amortization of acquired intangibles, net	1,156	1,203	850	4,472	2,821
Acquisition related expenses	2,898	—	—	2,898	—
Income tax effect (b)	(920)	—	—	(920)	—
Acquisition related expenses, net	1,978	—	—	1,978	—
Gain on business combination	—	—	—	(3,443)	—
Non-GAAP net income	$14,443	$13,205	$14,260	$48,688	$46,124

Reconciliation of GAAP gross profit to non-GAAP gross profit:
Revenues	$130,316	$125,234	$121,541	$484,559	$440,900
GAAP gross profit	65,080	63,703	63,779	247,930	233,860
GAAP gross margin	49.9%	50.9%	52.5%	51.2%	53.0%
Share-based compensation expense	481	581	483	2,111	1,456
Amortization of acquired intangibles	547	570	368	2,016	1,472
Non-GAAP gross profit	$66,108	$64,854	$64,630	$252,057	$236,788
Non-GAAP gross margin	50.7%	51.8%	53.2%	52.0%	53.7%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$53,110	$49,844	$50,305	$199,298	$184,277
GAAP operating expenses % to total revenue	40.8%	39.8%	41.4%	41.1%	41.8%
Share-based compensation expense	(3,173)	(3,385)	(3,692)	(12,810)	(11,329)
Amortization of acquired intangibles	(1,354)	(1,408)	(865)	(4,904)	(3,003)
Acquisition related expenses	(2,898)	—	—	(2,898)	—
Gain on business combination	—	—	—	3,443	—
Non-GAAP operating expenses	$45,685	$45,051	$45,748	$182,129	$169,945
Non-GAAP operating expenses % to total revenue	35.1%	36.0%	37.6%	37.6%	38.5%

	Three Months Ended			Years Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income from operations	$11,970	$13,859	$13,474	$48,632	$49,583
GAAP operating income % to total revenue	9.2%	11.1%	11.1%	10.0%	11.2%
Share-based compensation expense	3,654	3,966	4,175	14,921	12,785
Amortization of acquired intangibles	1,901	1,978	1,233	6,920	4,475
Acquisition related expenses	2,898	—	—	2,898	—
Gain on business combination	—	—	—	(3,443)	—
Non-GAAP income from operations	$20,423	$19,803	$18,882	$69,928	$66,843
Non-GAAP operating income % to total revenue	15.7%	15.8%	15.5%	14.4%	15.2%

GAAP shares - diluted	36,172	36,613	36,585	36,718	36,622

GAAP net income per share - diluted	$0.21	$0.22	$0.25	$0.84	$0.83
Adjustments:
Share-based compensation expense	0.11	0.11	0.12	0.41	0.35
Amortization of acquired intangibles, net	0.03	0.03	0.02	0.12	0.08
Acquisition related expenses, net	0.05	—	—	0.05	—
Gain on business combination	—	—	—	(0.09)	—
Non-GAAP net income per share - diluted	$0.40	$0.36	$0.39	$1.33	$1.26

Reconciliation of GAAP net income to non-GAAP adjusted EBITDA:
GAAP net income	$7,655	$8,036	$9,235	$30,760	$30,518
Add back:
Share-based compensation expense	3,654	3,966	4,175	14,921	12,785
Interest (income) and expense, net	89	138	18	410	38
Depreciation and amortization expense	7,182	6,482	5,566	25,639	20,272
Income tax expense	3,562	5,177	4,162	15,484	17,986
Acquisition related expenses, net	2,898	—	—	2,898	—
Gain on business combination	—	—	—	(3,443)	—
Non-GAAP adjusted EBITDA (c)	$25,040	$23,799	$23,156	$86,669	$81,599

____________________________________________

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense for the periods presented.

(b)	Tax effects are calculated using the effective tax rates for the respective periods presented.

(c)
Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, as well as excluding certain non-GAAP adjustments.

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Automation and Analytics	Medication Adherence	Total	Automation and Analytics	Medication Adherence	Total

Revenues	$105,874	$24,442	$130,316	$98,347	$23,194	$121,541
Cost of revenues	48,020	17,216	65,236	41,983	15,779	57,762
Gross profit	57,854	7,226	65,080	56,364	7,415	63,779
Gross margin %	54.6%	29.6%	49.9%	57.3%	32.0%	52.5%

Operating expenses	28,889	5,937	34,826	27,363	6,313	33,676
Income from segment operations	$28,965	$1,289	30,254	$29,001	$1,102	30,103
Operating margin %	27.4%	5.3%	23.2%	29.5%	4.8%	24.8%

Corporate costs			18,284			16,629
Income from operations			$11,970			$13,474

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Year Ended December 31, 2015			Year Ended December 31, 2014
	Automation and Analytics	Medication Adherence	Total	Automation and Analytics	Medication Adherence	Total

Revenues	$390,321	$94,238	$484,559	$354,095	$86,805	$440,900
Cost of revenues	171,943	64,686	236,629	151,327	55,713	207,040
Gross profit	218,378	29,552	247,930	202,768	31,092	233,860
Gross margin %	55.9%	31.4%	51.2%	57.3%	35.8%	53.0%

Operating expenses	114,084	24,258	138,342	105,929	20,586	126,515
Income from segment operations	$104,294	$5,294	109,588	$96,839	$10,506	107,345
Operating margin %	26.7%	5.6%	22.6%	27.3%	12.1%	24.3%

Corporate costs			60,956			57,762
Income from operations			$48,632			$49,583

Omnicell, Inc.
Segment Information Non-GAAP Gross Margin and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended December 31, 2015
	Automation and Analytics		Medication Adherence		Total

Revenues	$105,874		$24,442		$130,316

GAAP Gross profit	$57,854	54.6%	$7,226	29.6%	$65,080	49.9%
Plus:
a) Stock-based compensation expense	411	0.4%	70	0.3%	481	0.4%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	214	0.2%	333	1.4%	547	0.4%
Non-GAAP Gross profit	$58,479	55.2%	$7,629	31.2%	$66,108	50.7%

GAAP Operating income	$28,965	27.4%	$1,289	5.3%	$30,254	23.2%
Plus:
a) Stock-based compensation expense	1,472	1.4%	196	0.8%	1,668	1.3%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	828	0.8%	1,072	4.4%	1,900	1.5%
Non-GAAP Operating income	$31,265	29.5%	$2,557	10.5%	33,822	26.0%

GAAP Corporate costs					18,284	14.0%
Less: Stock-based compensation expense					1,986	1.5%
Less: Acquisition related expenses					2,898	2.2%
Non-GAAP Corporate costs					13,400	10.3%

Non-GAAP Income from operations					$20,422	15.7%

	Three Months Ended December 31, 2014
	Automation and Analytics		Medication Adherence		Total

Revenues	$98,347		$23,194		$121,541

GAAP Gross profit	$56,364	57.3%	$7,415	32.0%	$63,779	52.5%
Plus:
a) Stock-based compensation expense	348	0.4%	135	0.6%	483	0.4%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	35	0.0%	333	1.4%	368	0.3%
Non-GAAP Gross profit	$56,747	57.7%	$7,883	34.0%	$64,630	53.2%

GAAP Operating income	$29,001	29.5%	$1,102	4.8%	$30,103	24.8%
Plus:
a) Stock-based compensation expense	1,679	1.7%	205	0.9%	1,884	1.6%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	147	0.1%	1,086	4.7%	1,233	1.0%

Non-GAAP Operating income	$30,827	31.3%	$2,393	10.3%	33,220	27.3%

GAAP Corporate costs					16,629	13.7%
Less: Stock-based compensation expense					2,291	1.9%
Non-GAAP Corporate costs					14,338	11.8%

Non-GAAP Income from operations					$18,882	15.5%